EXHIBIT 99.1

SACHEM CAPITAL REPORTS THIRD QUARTER 2025 RESULTS
- Company to Host Webcast and Conference Call -

BRANFORD, Conn., November 5, 2025 (GLOBE NEWSWIRE) -- Sachem Capital Corp. (NYSE American: SACH) (the “Company”), a real estate lender specializing in originating, underwriting, funding, servicing, and managing a portfolio of loans secured by first mortgages on real property, today announced its financial results for the quarter ended September 30, 2025.

John Villano, CPA, Sachem’s Chief Executive Officer, commented, “In the third quarter, amid a challenging macroeconomic backdrop, our focus remained on disciplined portfolio management and capital preservation. Following the successful completion of our $100 million senior secured notes private placement, we used a portion of the proceeds to repay $56.3 million of unsecured subordinated notes, extending our debt maturity profile and strengthening our liquidity. As a result, we are in a better position to capitalize on high-quality lending opportunities, which we believe will drive long-term shareholder value into 2026 and thereafter.”

Results of operations for the quarter ended September 30, 2025

Total revenue was $12.0 million compared to $14.8 million in the third quarter of 2024. The change in revenue was primarily due to the cumulative effect of materially lower net new origination over the last twelve months, resulting in a reduction in the unpaid principal balance of loans held for investment, in addition to a currently elevated amount of nonperforming loans and real estate owned. Utilizing the average performing loans held for investment balance for the three months ended September 30, 2025 of $268.1 million, the effective interest rate on loans held for investment for the three months ended September 30, 2025 was 12.4%. Comparatively, utilizing the average performing loans held for investment balance for the three months ended September 30, 2024 of $361.7 million, the effective interest rate on loans held for investment for the three months ended September 30, 2024 was 12.6%. Income from limited liability company investments decreased by $0.4 million as the Company has reduced its investments in limited liability companies by $12.8 million since December 31, 2024. The Company used returns of capital from its investments in limited liability companies to fund additional loans held for investment during the period.

Total operating costs and expenses for the third quarter of 2025 were $12.4 million compared to $19.6 million in the same quarter last year. Interest and amortization of deferred financing costs remained relatively consistent with the prior period at $6.6 million, but increased as a percentage of total revenues due to lower revenues in 2025. The increase in compensation and employee benefits of $0.6 million relates to one time cash bonuses of $0.4 million and additional headcount to build out the executive team due to resignation of the prior chief financial officer and the hiring of his replacement and a new chief accounting officer. The material decline in the provision for credit losses related to loans held for investment for the three months ended September 30, 2025 of $7.3 million as compared to the corresponding 2024 period is a result of the prior year build-up and recognition of credit loss allowance as the aggregate non-performing loan balances were increasing significantly. As the Company has been addressing its non-performing loan portfolio for the last year through loan sales, primarily during the fourth quarter of 2024, ongoing foreclosure sales and conversions to real estate owned with subsequent sale, material additional new material credit loss allowance has not been required.

Net loss attributable to common shareholders for the third quarter of 2025 was $0.1 million, or $0.00 per common share, compared to net loss attributable to common shareholders of $6.1 million, or $0.13 per common share for the third quarter of 2024.

Balance Sheet

At quarter end, total assets were $484.4 million compared to $492.0 million as of December 31, 2024 and total liabilities were $308.8 million compared to $310.3 million as of December 31, 2024.

Total indebtedness at quarter end was $298.8 million. This includes: $171.0 million of unsecured notes payable (net of $2.2 million of deferred financing costs), $86.4 million of senior secured notes payable (net of $3.6 million of deferred financing costs), $7.8 million of repurchase agreements, $32.7 million outstanding on a $50.0 million revolving credit facility and $0.9 million of outstanding principal on a loan secured by a mortgage on the Company’s office building.

Total shareholders’ equity as of September 30, 2025 was $175.6 million compared to $181.7 million as of December 31, 2024.

Book value per common share

Book value per common share as of September 30, 2025, was $2.47, a change of $0.17 from book value per common share as of December 31, 2024 of $2.64. This reduction is primarily due to cash dividends declared and paid for the nine months ended September 30, 2025 on issued and outstanding common shares and Series A Preferred Stock totaling $10.5 million, or $0.22 per common share, partially offset by net income for the nine months ended September 30, 2025 of $3.8 million, or $0.08 per common share.

Dividends

The Company currently operates and qualifies as a Real Estate Investment Trust (REIT) for federal income tax purposes and intends to continue to qualify and operate as a REIT. Under federal income tax rules, a REIT is required to distribute a minimum of 90% of taxable income each year to its shareholders, and the Company intends to comply with this requirement for the current year.

On September 30, 2025, the Company paid a dividend of $0.484375 per share to the holders of its Series A Preferred Stock and $0.05 per share to its common shareholders of record on September 15, 2025.

Investor Conference Webcast and Call

The Company is hosting a webcast and conference call Wednesday, November 5, 2025 at 8:00 a.m. Eastern Time, to discuss its financial results for the quarter ended September 30, 2025 in greater detail. A webcast of the call may be accessed on the Company’s website at https://sachemcapitalcorp.com/investor-relations/events-and-presentations/default.aspx.

Interested parties can access the conference call via telephone by dialing toll free 1-877-704-4453 for U.S. callers or1-201-389-0920 for international callers.

Replay

The webcast will also be archived on the Company’s website and a telephone replay of the call will be available through Wednesday, November 19, 2025, and can be accessed by dialing 1-844-512-2921 for U.S. callers or 1-412-317-6671 for international callers and by entering replay passcode: 13753427.

About Sachem Capital Corp

Sachem is a mortgage REIT that specializes in originating, underwriting, funding, servicing, and managing a portfolio of loans secured by first mortgages on real property. It offers short-term (i.e., one to three years), secured, nonbanking loans to real estate investors to fund their acquisition, renovation, development, rehabilitation, or improvement of properties. The Company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Every loan is secured by a first mortgage lien on real estate and is usually personally guaranteed by the principal(s) of the borrower. The Company also makes opportunistic real estate purchases apart from its lending activities.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding the Company’s future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward-looking statements. These forward-looking statements are based primarily on management’s current expectations and projections about future events and trends that management believes may affect the company’s financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in the Annual Report on Form 10-K for 2024 filed with the U.S. Securities and Exchange Commission on March 31, 2025, as supplemented by our subsequently filed Quarterly Reports on Form 10-Q. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the company cannot guarantee future results, level of activity, performance, or achievements. In addition, neither the Company nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The Company disclaims any duty to update any of these forward-looking statements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by the Company in the context of these risks and uncertainties.

Investor & Media Contact:
Email: investors@sachemcapitalcorp.com

SACHEM CAPITAL CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)

	September 30, 2025	December 31, 2024
	(unaudited)	(audited)
Assets
Cash and cash equivalents	$11,172	$18,066
Investment securities (at fair value)	1,429	1,517
Loans held for investment (net of deferred loan fees of $2,397 and $1,950)	372,823	375,041
Allowance for credit losses	(11,083)	(18,470)
Loans held for investment, net	361,740	356,571
Loans held for sale (net of valuation allowance of $574 and $4,880)	8,797	10,970
Interest and fees receivable (net of allowance of $2,915 and $3,133)	4,065	3,768
Due from borrowers (net of allowance of $906 and $1,135)	5,794	5,150
Real estate owned (net of impairment of $185 and $492)	18,912	18,574
Investments in limited liability companies	41,167	53,942
Investments in developmental real estate, net	22,612	14,032
Property and equipment, net	3,053	3,222
Other assets	5,656	6,164
Total assets	$484,397	$491,976

Liabilities and Shareholders’ Equity
Liabilities:
Notes payable (net of deferred financing costs of $2,241 and $3,713)	$171,013	$226,526
Senior secured notes payable (net of deferred financing costs of $3,554 and $0)	86,446	—
Repurchase agreements	7,825	33,708
Mortgage payable	939	1,002
Lines of credit	32,740	40,000
Accounts payable and accrued liabilities	3,377	4,377
Advances from borrowers	5,811	4,047
Below market lease intangible	628	665
Total liabilities	308,779	310,325

Commitments and Contingencies - Note 14

Shareholders’ equity:
Preferred shares - $0.001 par value; 5,000,000 shares authorized; 2,903,000 shares designated as Series A Preferred Stock; 2,306,748 shares of Series A Preferred Stock issued and outstanding at September 30, 2025 and December 31, 2024	2	2
Common Shares - $0.001 par value; 200,000,000 shares authorized; 47,691,121 and 46,965,306 issued and outstanding at September 30, 2025 and December 31, 2024, respectively	48	47
Additional paid-in capital	257,600	256,956
Cumulative net earnings	39,306	35,518
Cumulative dividends paid	(121,338)	(110,872)
Total shareholders’ equity	175,618	181,651
Total liabilities and shareholders’ equity	$484,397	$491,976

SACHEM CAPITAL CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(dollars in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenues
Interest income from loans	$8,326	$11,420	$23,696	$35,816
Fee income from loans	1,964	1,843	5,160	6,543
Income from limited liability company investments	1,098	1,495	4,128	3,907
Other investment income	85	3	102	388
Other income	527	24	1,131	81
Total revenues	12,000	14,785	34,217	46,735

Operating expenses
Interest and amortization of deferred financing costs	6,565	6,836	18,798	21,278
Compensation and employee benefits	2,334	1,745	5,926	5,053
General and administrative expenses	1,679	2,301	4,338	4,797
Provision for credit losses related to loans held for investment	812	8,096	2,788	17,964
Change in valuation allowance related to loans held for sale	33	—	(1,014)	—
Impairment loss on real estate owned	185	320	185	397
Loss (gain) on sale of real estate owned and property and equipment, net	312	(30)	181	(294)
Other expenses	447	339	1,287	1,205
Total operating expenses	12,367	19,607	32,489	50,400
Operating (loss) income	(367)	(4,822)	1,728	(3,665)

Other income, net
Gain (loss) on equity securities	1,364	(229)	2,060	229
Total other income, net	1,364	(229)	2,060	229
Net income (loss)	997	(5,051)	3,788	(3,436)
Preferred stock dividends	(1,117)	(1,095)	(3,352)	(3,187)
Net (loss) income attributable to common shareholders	$(120)	$(6,146)	$436	$(6,623)

Basic and diluted (loss) earnings per common share	$0.00	$(0.13)	$0.01	$(0.14)
Basic and diluted weighted average number of common shares outstanding	46,902,151	47,339,635	46,854,457	47,390,113

SACHEM CAPITAL CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
dollars in thousands)

	Nine Months Ended
	September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$3,788	$(3,436)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of deferred financing costs	1,653	1,860
Depreciation and amortization expense	368	281
Stock-based compensation	645	650
Provision for credit losses related to loans held for investment	2,788	17,964
Change in valuation allowance related to loans held for sale	(1,014)	—
Impairment loss on real estate owned	185	397
Loss (gain) on sale of real estate owned and property and equipment, net	181	(294)
Gain on extinguishment of debt	(140)	—
Gain on equity securities	(2,060)	(229)
Change in deferred loan fees	446	(1,278)
Changes in operating assets and liabilities:
Interest and fees receivable, net	(79)	(563)
Other assets	310	3,509
Due from borrowers, net	(2,251)	(1,666)
Accounts payable and accrued liabilities	(960)	257
Advances from borrowers	1,764	(3,942)
Total adjustments and operating changes	1,836	16,946
NET CASH PROVIDED BY OPERATING ACTIVITIES	5,624	13,510

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investment securities	—	(7,767)
Proceeds from the sale of investment securities	2,148	43,964
Purchase of interests in limited liability companies	(5,742)	(11,082)
Proceeds from investments in limited liability companies	18,517	—
Proceeds from sale of real estate owned	3,282	2,008
Acquisitions of and improvements to real estate owned	(235)	—
Purchase of property and equipment	(55)	26
Investments in developmental real estate	(2,762)	(2,482)
Principal disbursements for loans	(125,609)	(115,670)
Principal collections on loans	112,045	135,265
NET CASH PROVIDED BY INVESTING ACTIVITIES	1,589	44,262

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from lines of credit	58,840	—
Repayments on lines of credit	(66,100)	(26,292)
Proceeds from repurchase agreements	11,693	—
Repayments of repurchase agreements	(37,576)	(2,979)
Repayment of mortgage payable	(63)	(59)
Repayment of notes payable	(56,845)	(23,647)
Dividends paid on common shares	(7,114)	(14,159)
Dividends paid on Series A Preferred Stock	(3,352)	(3,187)
Proceeds from issuance of Senior Secured Notes	90,000	—
Payments of deferred financing costs	(3,590)	—
Repurchase of common shares	—	(1,373)
Proceeds from issuance of common shares, net of expenses	—	2,050
Proceeds from issuance of Series A Preferred Stock, net of expenses	—	5,157
NET CASH USED IN FINANCING ACTIVITIES	(14,107)	(64,489)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(6,894)	(6,717)

CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	18,066	12,598

CASH AND CASH EQUIVALENTS – END OF PERIOD	$11,172	$5,881